Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

CONSOLIDATED GAS TRANSMISSION CORPORATION

1.    NAME. The name of the corporation is CONSOLIDATED GAS TRANSMISSION CORPORATION

2.    REGISTERED OFFICE AND REGISTERED AGENT. The address of the corporation’s registered office in Delaware is 100 West Tenth Street in the City of Wilmington and County of New Castle, and the name of its registered agent at that address is The Corporation Trust Company.

3.    PURPOSES. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be now or hereafter organized under The General Corporation Law of Delaware, including but not being limited to:

(a)    Exploring for, producing, purchasing, selling and otherwise dealing in oil, gas and all other minerals, their components and byproducts;

(b)    Manufacturing, selling and dealing in synthetic oil and gas, and their byproducts;

(c)    Transporting, storing, distributing and selling natural or synthetic gas, or a mixture of both, whether or not as a public utility; and

(d)    Otherwise to engage in all phases of the business of supplying energy to the public or any segment thereof.

4.    CAPITAL STOCK. The corporation is authorized to issue only one class of stock. The total number of shares which may be issued is Two Million Five Hundred Thousand (2,500,000) shares and the par value of each share is One Hundred ($100) Dollars.

5.    INCORPORATORS. The names and mailing addresses of the incorporators are as follows:

Name	Address
Franklin C. Boekell	445 W. Main St., Clarksburg, WV 26301
B. H. Cooksey, Jr.	445 W. Main St., Clarksburg, WV 26301
Ralbern H. Murray	445 W. Main St., Clarksburg, WV 26301

6.    INITIAL DIRECTORS. The names and mailing addresses of the persons who are to serve as directors until the first annual meeting of stockholders or until their successors are elected and qualify are:

Names of Directors	Mailing Addresses
Franklin C. Boekell	445 W. Main St., Clarksburg, WV 26301
B. H. Cooksey, Jr.	445 W. Main St., Clarksburg, WV 26301
Edward Emerson, Jr.	445 W. Main St., Clarksburg, WV 26301
James M. Frashure	445 W. Main St., Clarksburg, WV 26301
John D. Lough	445 W. Main St., Clarksburg, WV 26301
Ralbern H. Murray	445 W. Main St., Clarksburg, WV 26301

7.    REGULATORY PROVISIONS.

(a)    The number of directors shall be the number fixed from time to time by or in the manner provided in the bylaws.

(b)    The directors are authorized from time to time in their discretion to adopt, amend or repeal the bylaws, but this shall not divest the stockholders of the power, nor limit their power, to adopt, amend or repeal bylaws.

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(c)    Elections of directors need not be by written ballot.

(d)    The stockholders may at any time, at a meeting expressly called for that purpose, remove any or all of the directors, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

(e)    The stockholders and directors shall have power to hold their meetings and keep the books, documents and papers of the corporation outside of the State of Delaware, at such places as may be from time to time designated by the bylaws or by resolution of the stockholders or directors, except as otherwise required by the laws of Delaware.

(f)    Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action by any provision of the General Corporation Law of the State of Delaware the meeting and vote of stockholders may be dispensed with if such action is taken with the written consent of the holders of not less than a majority of all the stock entitled to be voted upon such action if a meeting were held; provided that in no case shall the written consent be by the holders of stock having less than the minimum percentage of the vote required by statute for such action, and provided that prompt notice is given to all stockholders of the taking of corporate action without a meeting and by less than unanimous written consent.

(g)    The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation from time to time, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders are subject to this reservation.

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WE, THE UNDERSIGNED, being all of the incorporators, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, sign and acknowledge this Certificate of Incorporation this 23rd day of April, 1980.

/s/ Franklin C. Boekell	(SEAL)
Franklin C. Boekell

/s/ B. H. Cooksey, Jr.	(SEAL)
B. H. Cooksey Jr.

/s/ Ralbern H. Murray	(SEAL)
Ralbern H. Murray

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STATE OF WEST VIRGINIA	)
)
ss:
)

COUNTY OF HARRISON

On this 23rd day of April, 1980, before me personally came Franklin C. Boekell, B. H. Cooksey, Jr. and Ralbern H. Murray, the persons who signed the foregoing Certificate of Incorporation, known to me personally to be such, and acknowledged that the said Certificate is their act and deed and that the facts stated therein are true.

(NOTARIAL SEAL)	/s/ Raymond J. Nath
Notary Public
My commission expires;
May 19, 1988

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

CONSOLIDATED GAS TRANSMISSION CORPORATION, a corporation organized under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST:    That at a meeting of the Board of Directors of Consolidated Gas Transmission Corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the corporation, declaring the amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, That the Certificate of Incorporation of this corporation be amended by changing the Article numbered “1” so that, as amended, the Article    be and read as follows:

“1. NAME. The name of the corporation is CNG TRANSMISSION CORPORATION”

SECOND:    That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD:    That the amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of the Corporation shall not be reduced under or by reason of the amendment.

IN WITNESS WHEREOF, Consolidated Gas Transmission Corporation has caused this Certificate to be signed by L. J. TIMMS, JR., its President and S. E. WILLIAMS, its Secretary, this 2nd day of December, 1987.

ATTEST:	CONSOLIDATED GAS TRANSMISSION CORPORATION

/s/ S.E. Williams
Secretary	/s/ L.J. Timms, Jr.
President

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

CNG TRANSMISSION CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST:    That at a meeting of the Board of Directors of CNG Transmission Corporation resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the corporation, declaring the amendment to be advisable and calling a meeting of the stockholders of the corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, That the Certificate of Incorporation of the Corporation be amended by changing the Article numbered “4” so that, as amended, the Article shall be and read as follows:

“4. CAPITAL STOCK. The corporation is authorized to issue only one class of stock. The total number of shares which may be issued is Three Million Five Hundred Thousand (3,500,000) shares and the per value of each share is One Hundred ($100) Dollars.”

SECOND:    That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of the corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD:    That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, CNG Transmission Corporation has caused this Certificate to be signed by L. J. Timms, Jr., its President and attested by S. E. Williams, its Secretary, this 26th day of October, 1990.

ATTEST:	CNG TRANSMISSION CORPORATION

/s/ S.E. Williams	By:	/s/ L.J. Timms, Jr.
Secretary		President

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

CNG TRANSMISSION CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST:    That the Certificate of Incorporation of said corporation, then known as Consolidated Gas Transmission Corporation, was filed in the office of the Secretary of State of Delaware on April 25, 1980 and filed for recording in the Office of the Recorder of Deeds for New Castle County, Delaware on April 25, 1980 and a Certificate of Amendment of the certificate of Incorporation changing the corporate name from Consolidated Gas Transmission Corporation to CNG Transmission Corporation was filed in said Office of the Secretary of State on December 31, 1987 and in said Office of the Recorder of Deeds on January 5, 1986 and a Certificate of Amendment of the Certificate of Incorporation increasing the number of shares of stock was filed in said Office of the Secretary of State on November 20, 1990 and in said Office of the Recorder of Deeds on December 14, 1990.

SECOND:    That at a meeting of the Board of Directors of CMG Transmission Corporation resolutions were duly adopted (1) setting forth a proposed amendment to the Certificate of Incorporation of the Corporation to reflect a one for one hundred reverse stock split resulting in an increase in the par value per share of the Corporation’s common stock from $100 to $10,000 with a corresponding reduction in the number of authorized and issued shares of common stock from 3,500,000 shares to 35,000 Shares, (2) authorizing the exchange of $100 par value stock for $10,000 par value stock, (3) declaring the amendment to the Certificate of Incorporation to be advisable and (4) requesting approval of the proposed amendment by the stockholders of the Corporation, either at a special meeting or by unanimous written consent in lieu of a meeting. The resolution setting forth the proposed amendment to the Certificate of Incorporation is as follows:

RESOLVED, That the Certificate of Incorporation of the Corporation be amended by changing the Article numbered “4” so that, as amended, the Article shall be and read as follows:

“4.    CAPITAL STOCK. The corporation is authorized to issue only one class of stock. The total number of share which may be issued is Thirty-five Thousand (35,000) shares and the par value of each share is Ten Thousand Dollars ($10,000).”

THIRD:    That thereafter, pursuant to resolution of its Board of Directors, the stockholders of the Corporation, acting by unanimous written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware, voted in favor of the amendment.

FOURTH:    That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, CNG Transmission Corporation has caused this Certificate to be signed by L. J. Timms, Jr., its president and attended by S. E. Williams, its Secretary, this 8th day of August, 1991.

ATTEST:	CNG TRANSMISSION CORPORATION

/s/ S.E. Williams	By:	/s/ L.J. Timms, Jr.
President

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

CNG TRANSMISSION CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST:    That at a meeting of the Board of Directors of CNG Transmission Corporation resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the corporation, declaring the amendment to be advisable and calling a meeting of the stockholders of the corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, That the Certificate of Incorporation of the Corporation be amended by changing the Article numbered “4” so that, as amended, the Article shall be and read as follows:

“4. CAPITAL STOCK. The corporation is authorized to issue only one class of stock. The total number of shares which may be issued is Fifty Thousand (50,000) shares and the per value of each share is Ten Thousand ($10,000) Dollars.”

SECOND:    That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD:    That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, CNG Transmission Corporation has caused this Certificate to be signed by Henry E. Brown, its Vice President and attested by Stephen L. Atkinson, its Secretary, this 30th day of December, 1992.

ATTEST:	CNG TRANSMISSION CORPORATION

/s/ Stephen L. Atkinson	/s/ Henry E. Brown
Secretary	Vice president

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

It is hereby certified that:

1.    The name of the corporation (hereinafter called the “corporation”) is CNG Transmission Corporation

2.    The registered office of the corporation within the State of Delaware is hereby changed to 32 Loockerman Square, Suite L-100, City of Dover 19901, County of Kent.

3.    The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4.    The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on DECEMBER 22, 1993

/s/ L.J. Timms, Jr.
-President

Attest:

/s/ Stephen L. Atkinson
Secretary

CERTIFICATE OF AMENDMENT

OP

CERTIFICATE OF INCORPORATION

CNG TRANSMISSION CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST:    That at a meeting of the Board of Directors of CNG Transmission Corporation resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the corporation, declaring the amendment to be advisable and calling a meeting of the stockholders of the corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, That the Certificate of Incorporation of the Corporation be amended by changing the Article numbered “4” so that, as amended, the Article shall be and read as follows:

“4. CAPITAL STOCK. The corporation is authorized to issue only one class of stock. The total number of shares which may be issued is Seventy-Five Thousand (75,000) shares and the per value of each share is Ten Thousand ($10,000) Dollars.”

SECOND:    That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD:    That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware

IN WITNESS WHEREOF, CNG Transmission Corporation has caused this Certificate to be signed by L. J. Timms, Jr., its President and attested by Stephen L. Atkinson, its Secretary, this 8th day of November, 1994.

ATTEST:	CNG TRANSMISSION CORPORATION

/s/ Stephen L. Atkinson	/s/ L.J. Timms, Jr.
Secretary	President

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

*****

CNG Transmission Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

The present registered agent of the corporation is The Prentice-Hall Corporation System, Inc and the present registered office of the corporation is in the county of New Castle.

The Board of Directors of CNG Transmission Corporation adopted the following resolution on the 4th day of February, 2000.

Resolved, that the registered office of CNG Transmission Corporation in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

IN WITNESS WHEREOF, CNG Transmission Corporation has caused this statement to be signed by Kevin J. Gallagher, its Attorney-in-fact, this 4th day of February, 2000.

/s/ Kevin J. Gallagher
Kevin J Gallagher, Attorney-in-fact

State of Delaware - Division of Corporations

FAX                                                                                   DOCUMENT FILING SHEET

DATE SUBMITTED	February 29, 2000

REQUESTOR NAME	THE CORPORATION TRUST COMPANY	FILE DATE February 28, 2000

ADDRESS	DOVER/ Ellen L. Kinsler	FILE TIME 4:30 P.M

ATTN.

PHONE.

NAME of COMPANY/ENTITY	CNG Transmission Corporation

001101071 SRV NUMBER	0891217 FILE NUMBER	FILER’S NUMBER	RESERVATION NO.

TYPE OF DOCUMENT	Certificate of Change of Registered Agent & Registered Office.		DOCUMENT CODE

CHANGE of NAME ☐	CHANGE of AGENT/OFFICE ☐		CHANGE of STOCK ☐

CORPORATIONS
FRANCHISE TAX YEAR	$	METHOD of RETURN
FILING FEE TAX	$
RECEIVING & INDEXING	$
CERTIFIED COPIES NO. 1	$
SPECIAL SERVICES	$
KENT COUNTY RECORDER	$
NEW CASTLE COUNTY RECORDER	$
SUSSEX COUNTY RECORDER	$	COMMENTS/FILING INSTRUCTIONS
TOTAL	$

CREDIT CARD CHARGES

You have my authorization to charge my credit card for this service: Exp. Date Signature Printed Name

AGENT USE ONLY 2067126

INSTRUCTIONS

1) Fully shade in the required Priority square using a dark pencil or marker, staying within the square.

2) Each request must be submitted as a separate item, with its own filing sheet as the FIRST PAGE.

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CNG TRANSMISSION CORPORATION

CNG Transmission Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST. The name of the corporation (hereinafter called the “corporation”) is CNG Transmission Corporation.

SECOND. The certificate of incorporation of the corporation is hereby amended by striking out Article First thereof and by substituting in lieu of said Article the following new Article:

First: The name of the corporation is

DOMINION TRANSMISSION, INC.

THIRD. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

FOURTH. The effective date of the amendment herein certified shall be April 2000,

IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed on April 10, 2000.

CNG TRANSMISSION CORPORATION

/s/ James P. O’Hanlon
By: James P. O’Hanlon
Its: President

CERTIFICATE OF MERGER OF

CNG POWER COMPANY

WITH AND INTO

DOMINION TRANSMISSION, INC.

The undersigned does hereby certify:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

Name	State of Incorporation
CNG Power Company	Delaware
Dominion Transmission, Inc.	Delaware

SECOND: That a Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of Delaware.

THIRD: That the name of the surviving corporation of the merger is Dominion Transmission, Inc., a Delaware corporation.

FOURTH: That the Certificate of Incorporation of Dominion Transmission, Inc., a Delaware corporation which is surviving the merger, shall be the Certificate of Incorporation of the surviving corporation.

FIFTH: That the executed Plan of Merger is on file at an office of the surviving corporation, the address of which is 100 Tredegar Street, Richmond, Virginia 23219.

SIXTH: That a copy of the Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any shareholder of any constituent corporation.

SEVENTH: That this Certificate of Merger shall be effective on December 31, 2001.

Dated: December 18, 2001	Dominion Transmission, Inc

	By:	/s/ Thomas F. Farrell, II
Thomas F. Farrell, II
Chief Executive Officer

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

DOMINION TRANSMISSION, INC.

Dominion Transmission, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: The name of the corporation (hereinafter called the “corporation”) is Dominion Transmission, Inc.

SECOND: the certificate of incorporation of the corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article:

“ARTICLE I: The name of the corporation is

DOMINION ENERGY TRANSMISSION, INC.”

THIRD: The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective upon filing (May 12, 2017).

IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed on May 11, 2017.

DOMINION TRANSMISSION, INC.

By:	/s/ Carlos M. Brown
Carlos M. Brown
Vice President and General Counsel

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STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Dominion Energy Transmission, Inc.,

resolutions were duly adopted setting forth a proposed amendment of the Certificate of incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of incorporation of this corporation be amended by changing the Article thereof numbered “One” so that, as amended, said Article shall be and read as follows:

The name of the Corporation has changed from Dominion Energy Transmission, Inc., to Eastern Gas Transmission and Storage, Inc.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 2nd day of November, 2020.

By:	/s/ Jeffery B. Erb
Authorized officer

Title:	Corporate Secretary

Name:	Jeffery B. Erb
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